EXHIBIT 99

                                        MB Financial, Inc.
                                        800 West Madison Street
                                        Chicago, Illinois 60607
                                        (888) 422-6562
                                        NASDAQ:  MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Jill York - Vice President and Chief Financial Officer
E-Mail:  jyork@mbfinancial.com

FOR IMMEDIATE RELEASE

MB FINANCIAL, INC. ANNOUNCES FIRST QUARTER 2008 RESULTS

CHICAGO, April 25, 2008 – MB Financial, Inc. (NASDAQ: MBFI), the holding company for MB Financial Bank, N.A., announced today first quarter results for 2008.  The words “MB Financial,” “the Company,” “we,” “our” and “us” refer to MB Financial, Inc. and its wholly owned subsidiaries, unless we indicate otherwise.  We had net income from continuing operations of $5.8 million for the first quarter of 2008 compared to $17.2 million for the first quarter of 2007, and $7.9 million for the fourth quarter of 2007.  Fully diluted earnings per share from continuing operations for the first quarter of 2008 were $0.17 per share as compared to $0.46 per share for the first quarter of 2007, and $0.22 per share for the fourth quarter of 2007.

Key items for the quarter were as follows:

Credit Quality

-
Overall credit quality continues to be strong, and other than loans described in the next paragraph, our portfolio (including construction loans) is performing as expected.  Excluding the issues discussed below, our provision for loan losses was $5.5 million and net charge-offs were $3.0 million.  During the first quarter we experienced a $20.5 million increase in non-performing loans for this portion of the portfolio resulting primarily from one $12 million potential problem construction loan migrating to non-performing status.

-
Two commercial customer loan frauds occurred which resulted in $5.9 million in partial charge-offs, with $5.9 million remaining in non-performing loans.  An extensive internal review revealed that with regard to one of the frauds, an individual loan division was not consistently following our established monitoring and reporting procedures.  Furthermore, all credits in this division’s portfolio were reviewed and while no additional customer frauds were identified, we downgraded to potential problem status three additional commercial loans totaling $42.5 million.  All three loans are current with respect to their payments of principal and interest.  The impact of these events was to increase the provision for loan losses by $17.0 million.

-
The impact of the additional $17.0 million provision for loan losses, as well as the impact of non-core other income and non-core other expenses (detailed in our supplementary schedules) was to reduce net income from continuing operations by $10.3 million or $0.29 per share.

Strong Balance Sheet Growth Continues

-
Strong commercial loan growth continued in the first quarter.  Commercial related loans increased by 18% compared to the first quarter of 2007 and 16% annualized on a linked quarter basis driven by strong commercial and lease loan growth.  Furthermore, we are seeing significantly better credit spreads on our new and renewed loans.

-	Our liquidity position improved as total deposits grew by 12% annually on a linked quarter basis driven by strong customer and brokered certificate of deposit growth.

Positive Operating Leverage, While Investment in Bankers Continues

-	Net interest income on a tax equivalent basis increased by $1.7 million, or 3.2% from the first quarter of 2007, and remained stable on a linked quarter basis.

-
Fee income growth continues to be good.  Core fee income increased by $1.8 million or 8% compared to the first quarter of 2007 and 11% on an annualized linked quarter basis.  This increase was driven by robust growth in loan and deposit service fees.

-
Core expenses increased by $1.9 million or  4% compared to the first quarter of 2007 and declined slightly on a linked quarter basis, even though we continued to hire bankers.  We added 20 bankers in the first quarter of 2008, primarily in commercial banking, in addition to the 7 bankers hired during the fourth quarter of 2007. This added approximately $500 thousand of salary and employee benefits expense in the first quarter of 2008.

-
We are pleased to announce that on April 18, 2008, we purchased an 80% interest in Cedar Hill Associates, LLC, an asset management firm located in Chicago, Illinois, with approximately $960 million in assets under management.  The purchase of Cedar Hill is expected to complement and expand our wealth management product offerings and revenues.

RESULTS OF OPERATIONS

First Quarter Results

Net Interest Income

Net interest income on a tax equivalent basis remained stable from the fourth quarter of 2007 to the first quarter of 2008.  The increase in average interest earning assets was offset by a six basis point decrease in the net interest margin.    The decline in the net interest margin was primarily due to our interest earning assets adjusting to the decrease in market rates more rapidly than our interest bearing liabilities.  After remaining steady for approximately 15 months, the Fed Funds rate declined 300 basis points from September 2007 to March 2008.  As noted earlier, while we are seeing much better credit spreads on new and renewed loans, fierce competition for deposits continues and has negatively impacted deposit pricing.

See the supplemental net interest margin table for further detail.

Other Income

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Core other income:
Loan service fees	$2,470	$2,080	$1,253	$1,388	$1,537
Deposit service fees	6,530	6,635	6,501	5,624	5,158
Lease financing, net	3,867	4,155	3,952	3,744	3,996
Brokerage fees	985	1,399	2,067	2,716	2,452
Trust and asset management fees	2,220	2,101	2,490	2,666	2,281
Increase in cash surrender value of life insurance	1,606	1,225	1,288	1,269	1,221
Merchant card processing	4,530	4,293	4,131	4,045	3,878
Other operating income	1,605	1,282	1,507	1,303	1,449
Total core other income	23,813	23,170	23,189	22,755	21,972

Non-core other income (1):
Gain on sale of third party brokerage business (A)	-	447	-	500	-
Gain on sale of artwork (D)	-	733	-	1,634	-
Gain on sale of properties (D)	-	-	-	7,439	-
Net gain (loss) on sale of other assets (D)	(306)	(10)	293	(14)	22
Net gain (loss) on sale of investment securities	1,105	(1,529)	(114)	(2,077)	(24)
Gain on sale of land trust business (B)	-	-	-	-	909
Increase (decrease) in market value of assets held in
trust for deferred compensation (C)	(75)	170	(109)	483	65
Total non-core other income	724	(189)	70	7,965	972

Total other income	$24,537	$22,981	$23,259	$30,720	$22,944

(1)
Letters denote the corresponding line items where these non-core other income items reside in the consolidated statements of income as follows: A – Brokerage fees, B – Trust and asset management fees, C – Other Operating Income, and D – Net gain (loss) on sale of other assets.

Core other income has grown steadily over the past year.  Core other income increased by 8% compared to the first quarter of 2007 and 11% annualized on a linked quarter basis, driven by higher amounts of loan service and deposit service fees.

Our core business loan service fees increased from the fourth quarter of 2007 to the first quarter of 2008, primarily due to an increase in letter of credit fees and prepayment fees recognized during the first quarter of 2008 compared to the fourth quarter of 2007.  The increase in cash surrender value of life insurance from the fourth quarter of 2007 to the first quarter of 2008 was primarily due to a $436 thousand death benefit on a bank owned life insurance policy that we recognized during the first quarter of 2008.  Our core other operating income increased, primarily due to an increase in ATM and debit card fees.  The decrease in our core business brokerage fee income was primarily due to decreased investment representative production during the first quarter of 2008 compared to the fourth quarter of 2007.

Our core business loan service fees increased from the first quarter of 2007 to the first quarter of 2008, primarily due to an increase in letter of credit fees and prepayment fees recognized during the first quarter of 2008 compared to the first quarter of 2007.  Our core business deposit service fees increased from the first quarter of 2007 to the first quarter of 2008, primarily due to enhancements made to our courtesy overdraft program and a fee increase that was implemented during the second quarter of 2007.  The decrease in our core business brokerage fee income from the first quarter of 2007 to the first quarter of 2008 was primarily due to the sale of our third party brokerage business during the second quarter of 2007.  This decrease was offset by a corresponding reduction this quarter in brokerage expense.

During the first quarter of 2008, we recorded an $832 thousand gain on sale of investment securities related to the partial redemption of our equity interest in Visa.  This redemption was approximately 39% of our interest in Visa and is reflected within the non-core other income schedule.

Other Expense

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Core other expense:
Salaries and employee benefits	$26,994	$26,759	$27,507	$26,130	$24,934
Occupancy and equipment expense	7,525	7,239	6,928	7,054	7,200
Computer services expense	1,916	1,949	1,846	1,857	1,817
Advertising and marketing expense	1,316	962	1,214	1,444	1,410
Professional and legal expense	306	862	593	656	530
Brokerage fee expense	209	432	918	1,403	1,271
Telecommunication expense	762	757	681	689	681
Other intangibles amortization expense	815	871	874	878	881
Merchant card processing	3,926	3,815	3,487	3,474	3,270
Other operating expenses	4,872	5,156	4,888	4,805	4,747
Total core other expense	48,641	48,802	48,936	48,390	46,741

Non-core other expense (1):
Vision severance payments (E)	-	-	-	200	-
Executive separation agreement expense (E)	-	5,908	-	-	-
Contribution to MB Financial Charitable Foundation (F)	-	1,500	-	3,000	-
Unamortized issuance costs related to redemption of
trust preferred securities (G)	-	1,914	-	-	-
Rent expense (H)	-	494	-	-	-
Visa litigation expense (F)	(342)	342	-	-	-
Increase in market value of assets held in trust for
deferred compensation (E)	(75)	170	(109)	483	65
Total non-core other expense	(417)	10,328	(109)	3,683	65

Total other expense	$48,224	$59,130	$48,827	$52,073	$46,806

(1)  Letters denote the corresponding line items where the non-core other expense items reside in the consolidated statements of income as follows:  E – Salaries and employee benefits, F – Other Operating Expenses, G – Professional and legal expense and H –Occupancy and equipment expense.

Core other expense has grown modestly over the past year, even though we have continued to invest in personnel.  Core other expense increased by 4% compared to the first quarter of 2007 and declined slightly on a linked quarter basis.

Salaries and employee benefits expense increased as we hired 27 bankers from the third quarter of 2007 through the first quarter of 2008.  As a result, we incurred approximately $500 thousand of salary and employee benefits expense (including salaries, signing bonuses, and recruiting fees) during the first quarter of 2008.    In addition, we award officer salary increases at the beginning of each year.  We estimate that our core business salary and employee benefits expense will increase during the second quarter of 2008 by an additional $800 thousand, as many of the bankers were hired towards the end of the first quarter of 2008.  Our core business occupancy and equipment expense increased from the first quarter of 2007 to the first quarter of 2008, primarily due to an increase in snow removal expense during the first quarter of 2008 compared to the first quarter of 2007.  As noted earlier, the decrease in our core business brokerage fee expense from the first quarter of 2007 to the first quarter of 2008 was primarily due to the sale of our third party brokerage business during the second quarter of 2007.

As a result of Visa’s successful initial public offering and establishment of litigation reserves during the first quarter of 2008, we reversed approximately $342 thousand of previously established indemnification liabilities related to Visa litigation.

Income Taxes

Income tax expense from continuing operations for the three months ended March 31, 2008, decreased $478 thousand to $1.4 million compared to $1.9 million for the three months ended December 31, 2007.  The effective tax rate was 19.5% and 19.2% for the quarters ended March 31, 2008 and December 31, 2007, respectively.

LOAN PORTFOLIO

The following table sets forth the composition of the loan portfolio as of the dates indicated (dollars in thousands):

	March 31,		December 31,		September 30,		June 30,		March 31,
	2008		2007		2007		2007		2007
	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total	Amount	% of Total

Commercial related credits:
Commercial loans	$1,433,114	25%	$1,323,455	24%	$1,261,995	23%	$1,161,268	22%	$1,106,806	22%
Commercial loans collateralized by
assignment of lease payments (lease loans)	581,502	10%	553,138	10%	453,340	8%	437,581	8%	375,763	7%
Commercial real estate (1)	2,048,123	35%	1,994,312	36%	1,915,845	36%	1,819,388	36%	1,819,098	36%
Construction real estate	822,312	14%	825,216	14%	849,914	16%	884,560	17%	841,065	17%
Total commercial related credits	4,885,051	84%	4,696,121	84%	4,481,094	83%	4,302,797	83%	4,142,732	82%
Other loans:
Residential real estate (1)	379,279	6%	372,787	6%	362,963	7%	354,763	6%	350,100	8%
Indirect vehicle	162,348	3%	146,311	3%	142,827	3%	131,308	3%	120,342	2%
Home equity	347,752	6%	347,676	6%	344,116	6%	348,336	7%	363,967	7%
Consumer loans	54,671	1%	52,732	1%	51,532	1%	52,302	1%	63,265	1%
Total other loans	944,050	16%	919,506	16%	901,438	17%	886,709	17%	897,674	18%

Gross loans	5,829,101	100%	5,615,627	100%	5,382,532	100%	5,189,506	100%	5,040,406	100%
Allowance for loan losses	(78,764)		(65,103)		(61,122)		(59,058)		(58,705)
Net loans	$5,750,337		$5,550,524		$5,321,410		$5,130,448		$4,981,701

(1)
During the third quarter of 2007, multifamily residential real estate loans were reclassified from residential real estate loans to commercial real estate loans.  Prior periods have been reclassified to conform to the current period’s presentation.

Commercial related credits increased by 16% on an annualized basis from December 31, 2007 to March 31, 2008.  Total loans increased by 15% on an annualized basis over the same period.  From March 31, 2007 to March 31, 2008, commercial related credits increased by approximately 18% and total loans increased by approximately 16%.  Our strong loan growth was primarily due to growth in both new and existing customer demand.

ASSET QUALITY

The following table presents a summary of non-performing assets as of the dates indicated (dollar amounts in thousands):

	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007
Non-performing loans:
Non-accrual loans (1)	$ 46,666	$ 24,459	$ 23,901	$ 21,799	$ 23,222
Loans 90 days or more past due, still accruing interest	4,218	-	-	-	-
Total non-performing loans	50,884	24,459	23,901	21,799	23,222
Other real estate owned	1,770	1,120	566	111	319
Repossessed vehicles	225	179	288	188	61
Total non-performing assets	$ 52,879	$ 25,758	$ 24,755	$ 22,098	$ 23,602
Total non-performing loans to total loans	0.87%	0.44%	0.44%	0.42%	0.46%
Allowance for loan losses to non-performing loans	154.79%	266.17%	255.73%	270.92%	252.80%
Total non-performing assets to total assets	0.65%	0.33%	0.31%	0.28%	0.30%

(1)	There were no restructured loans in any period presented.

The following table presents data related to non-performing loans by dollar amount and category at March 31, 2008 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Consumer Loans	Total Loans
Dollar Range	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Amount	Amount

$5.0 million or more	-	$ -	2	$ 20,476	-	$ -	$ -	$ 20,476
$3.0 million to $4.9 million	1	3,066	-	-	1	3,037	-	6,103
$1.5 million to $2.9 million	-	-	-	-	1	1,815	-	1,815
Under $1.5 million	21	5,652	1	256	22	9,384	7,198	22,490
	22	$ 8,718	3	$ 20,732	24	$ 14,236	$ 7,198	$ 50,884

Below is a reconciliation of the activity in our allowance for loan losses for the periods indicated (dollar amounts in thousands):

	Three Months Ended

	March 31, 2008	December 31, 2007	September 30, 2007	June 30, 2007	March 31, 2007

Balance at beginning of period	$ 65,103	$ 61,122	$ 59,058	$ 58,705	$ 58,983
Provision for loan losses	22,540	8,000	4,500	3,000	3,813

Charge-offs	(10,085)	(4,512)	(3,395)	(4,046)	(4,354)
Recoveries	1,206	493	959	1,399	263
Net charge-offs	(8,879)	(4,019)	(2,436)	(2,647)	(4,091)

Balance	$ 78,764	$ 65,103	$ 61,122	$ 59,058	$ 58,705
Total loans	$ 5,829,101	$ 5,615,627	$ 5,382,532	$ 5,189,506	$ 5,040,406
Average loans	$ 5,687,646	$ 5,459,430	$ 5,275,376	$ 5,099,822	$ 4,989,817
Ratio of allowance for loan losses to total loans	1.35%	1.16%	1.14%	1.14%	1.16%
Net loan charge-offs to average loans (annualized)	0.63%	0.29%	0.18%	0.21%	0.33%

Although management believes that adequate specific and general loan loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

We define potential problem loans as performing loans rated substandard or doubtful, that do not meet the definition of a non-performing loan (See “Asset Quality” section above for non-performing loans).  We do not necessarily expect to realize losses on potential problem loans, but we recognize potential problem loans carry a higher probability of default and require additional attention by management.  The aggregate principal amounts of potential problem loans were $123.0 million, or 2.11% of total loans as of March 31, 2008, and approximately $87.6 million, or 1.56% of total loans as of December 31, 2007.  The increase in potential problem loans was primarily due to the addition of the three commercial credits discussed earlier totaling $42.5 million.

The following table presents data related to potential problem loans by dollar amount and category at March 31, 2008 (dollar amounts in thousands):

	Commercial and Lease Loans		Construction Real Estate Loans		Commercial Real Estate Loans		Total
Dollar Range	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount	Number of Borrowers	Amount

$5.0 million or more	4	$ 51,407	3	$ 35,021	-	$ -	7	$ 86,428
$3.0 million to $4.9 million	2	8,715	4	12,644	-	-	6	21,359
$1.5 million to $2.9 million	2	3,742	1	1,603	1	1,680	4	7,025
Under $1.5 million	10	2,276	1	718	10	5,184	21	8,178
	18	$ 66,140	9	$ 49,986	11	$ 6,864	38	$ 122,990

The following is a summary of charge-offs and non-performing loans for the prior twenty-one quarters (in thousands):

	Net Charge-Offs	Annualized Net Charge-Offs to Average Loans	End of Period Non-Performing Loans	Non-Performing Loans to Total Loans	Potential Problem Loans to Total Loans	Total Non-Performing Loans and Potential Problem Loans to Total Loans

2003 – 1st Qtr	$ 1,219	0.20%	$ 22,384	0.86%	1.56%	2.42%
2003 – 2nd Qtr	2,872	0.44%	$ 21,503	0.84%	1.15%	1.99%
2003 – 3rd Qtr	4,538	0.69%	$ 25,519	0.98%	1.04%	2.02%
2003 – 4th Qtr	1,524	0.23%	$ 21,073	0.79%	0.89%	1.68%
2003 – Full Year	$ 10,153	0.39%

2004 – 1st Qtr	$ 1,317	0.20%	$ 25,922	0.96%	1.45%	2.40%
2004 – 2nd Qtr	1,962	0.28%	$ 28,789	0.95%	1.34%	2.29%
2004 – 3rd Qtr	1,632	0.21%	$ 25,228	0.84%	1.45%	2.28%
2004 – 4th Qtr	2,416	0.31%	$ 22,571	0.71%	1.28%	1.99%
2004 – Full Year	$ 7,327	0.25%

2005 – 1st Qtr	$ 2,890	0.36%	$ 25,623	0.79%	0.81%	1.60%
2005 – 2nd Qtr	2,074	0.25%	$ 22,883	0.67%	0.59%	1.26%
2005 – 3rd Qtr	1,805	0.21%	$ 18,212	0.53%	0.67%	1.20%
2005 – 4th Qtr	1,346	0.16%	$ 20,171	0.58%	0.61%	1.19%
2005 – Full Year	$ 8,115	0.24%

2006 – 1st Qtr	$ 1,035	0.12%	$ 19,685	0.55%	0.66%	1.21%
2006 – 2nd Qtr	866	0.10%	$ 15,887	0.43%	0.88%	1.31%
2006 – 3rd Qtr	4,975	0.46%	$ 19,912	0.41%	0.45%	0.86%
2006 – 4th Qtr	2,956	0.24%	$ 21,468	0.43%	0.48%	0.91%
2006 – Full Year	$ 9,832	0.24%

2007 – 1st Qtr	$ 4,091	0.33%	$ 23,222	0.46%	0.63%	1.09%
2007 – 2nd Qtr	2,647	0.21%	$ 21,799	0.42%	0.41%	0.83%
2007 – 3rd Qtr	2,436	0.18%	$ 23,901	0.44%	0.85%	1.29%
2007 – 4th Qtr	4,019	0.29%	$ 24,459	0.44%	1.56%	2.00%
2007 – Full Year	$ 13,193	0.25%

2008 – 1st Qtr	$ 8,879	0.63%	$ 50,884	0.87%	2.11%	2.98%

INVESTMENT SECURITIES AVAILABLE FOR SALE

The following table sets forth the fair value, amortized cost, and total unrealized gain (loss) of our investment securities available for sale, by type (in thousands):

	At March 31,	At December 31,	At September 30,	At June 30,	At March 31,
	2008	2007	2007	2007	2007
Fair value
U.S. Treasury securities	$-	$-	$-	$1,274	$7,280
Government sponsored agencies and enterprises	274,217	310,538	328,040	414,620	540,141
States and political subdivisions	417,609	412,302	397,807	386,040	366,865
Mortgage-backed securities	479,383	438,056	487,747	489,345	468,092
Corporate bonds	11,123	13,057	22,006	27,643	30,215
Equity securities	3,520	3,460	9,892	6,222	6,531
Debt securities issued by foreign governments	301	301	298	298	547
Total fair value	1,186,153	1,177,714	1,245,790	1,325,442	1,419,671

Amortized cost
U.S. Treasury securities	-	-	-	1,290	7,302
Government sponsored agencies and enterprises	266,276	305,768	326,504	417,647	538,836
States and political subdivisions	408,969	407,973	396,896	392,378	365,600
Mortgage-backed securities	472,482	435,743	489,219	496,675	475,335
Corporate bonds	10,779	12,797	22,120	28,024	30,327
Equity securities	3,484	3,446	9,950	6,434	6,590
Debt securities issued by foreign governments	301	299	298	298	547
Total amortized cost	1,162,291	1,166,026	1,244,987	1,342,746	1,424,537

Unrealized gain (loss)
U.S. Treasury securities	-	-	-	(16)	(22)
Government sponsored agencies and enterprises	7,941	4,770	1,536	(3,027)	1,305
States and political subdivisions	8,640	4,329	911	(6,338)	1,265
Mortgage-backed securities	6,901	2,313	(1,472)	(7,330)	(7,243)
Corporate bonds	344	260	(114)	(381)	(112)
Equity securities	36	14	(58)	(212)	(59)
Debt securities issued by foreign governments	-	2	-	-	-
Total unrealized gain (loss)	$23,862	$11,688	$803	$(17,304)	$(4,866)

We do not have any meaningful direct or indirect holdings of subprime residential mortgage loans or home equity lines of credit in our investment portfolio.

CAPITAL MANAGEMENT

The Company did not repurchase any shares during the quarter.

At March 31, 2008, our total risk-based capital ratio was 11.81%, Tier 1 capital to risk-weighted assets ratio was 9.78% and Tier 1 capital to average asset ratio was 8.29%, compared to 11.58%, 9.75% and 8.18%, respectively, at December 31, 2007.  MB Financial Bank, N.A. was categorized as “Well-Capitalized” under Federal Deposit Insurance Corporation regulations at March 31, 2008.

FORWARD-LOOKING STATEMENTS

When used in this press release and in filings with the Securities and Exchange Commission, in other press releases or other public shareholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "should," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date made.  These statements may relate to our future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial items.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following (1) expected cost savings and synergies from our merger and acquisition activities, including our recently completed acquisition of Cedar Hill Associates, might not be realized within the expected time frames; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (3) competitive pressures among depository institutions; (4) interest rate movements and their impact on customer behavior and net interest margin; (5) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (6) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (7) our ability to realize the residual values of our direct finance, leveraged, and operating leases; (8) our ability to access cost-effective funding; (9) changes in financial markets; (10) changes in economic conditions in general and in the Chicago metropolitan area in particular; (11) the costs, effects and outcomes of litigation; (12) new legislation or regulatory changes, including but not limited to changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (13) changes in accounting principles, policies or guidelines; (14) our future acquisitions of other depository institutions or lines of business.

We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

TABLES TO FOLLOW

    MB FINANCIAL, INC. & SUBSIDIARIES
    CONSOLIDATED BALANCE SHEETS
    March 31, 2008, December 31, 2007, September 30, 2007,
    June 30, 2007, and March 31, 2007
    (Amounts in thousands, except common share data)
    (Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007

ASSETS
Cash and due from banks	$187,116	$141,248	$119,961	$153,496	$96,541
Interest bearing deposits with banks	16,054	9,093	7,582	3,622	4,576
Federal funds sold	-	-	-	-	45,000
Investment securities:
Securities available for sale, at fair value	1,186,153	1,177,714	1,245,790	1,325,442	1,419,671
Non-marketable securities - FHLB and FRB Stock	63,671	63,671	63,634	63,634	51,558
Total investment securities	1,249,824	1,241,385	1,309,424	1,389,076	1,471,229
Loans (net of allowance for loan losses of $78,764 at March 31, 2008,
$65,103 at December 31, 2007, $61,122 at September 30, 2007,
$59,058 at June 30, 2007, and $58,705 at March 31, 2007)	5,750,337	5,550,524	5,321,410	5,130,448	4,981,701
Assets held for sale	-	-	353,028	375,149	410,840
Lease investments, net	91,675	97,321	90,670	80,353	71,308
Premises and equipment, net	184,257	183,722	183,506	184,090	196,525
Cash surrender value of life insurance	118,296	116,690	117,900	116,624	115,354
Goodwill, net	379,047	379,047	379,047	379,047	379,047
Other intangibles, net	24,537	25,352	26,223	27,097	27,975
Other assets	89,213	90,321	91,745	82,306	87,691

Total assets	$8,090,356	$7,834,703	$8,000,496	$7,921,308	$7,887,787

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits:
Noninterest bearing	$865,665	$875,491	$846,699	$879,338	$856,106
Interest bearing	4,814,621	4,638,292	4,703,589	4,643,906	4,646,703
Total deposits	5,680,286	5,513,783	5,550,288	5,523,244	5,502,809
Short-term borrowings	922,985	977,721	809,935	783,153	722,416
Long-term borrowings	354,010	208,865	187,577	186,322	175,006
Junior subordinated notes issued to capital trusts	158,968	159,016	197,537	166,657	179,096
Liabilities held for sale	-	-	321,144	344,643	379,294
Accrued expenses and other liabilities	102,060	112,949	79,112	74,972	72,464
Total liabilities	7,218,309	6,972,334	7,145,593	7,078,991	7,031,085

Stockholders' Equity
Common stock, ($0.01 par value; authorized 43,000,000 shares at March,
31, 2008, December 31, 2007, September 30, 2007, and June 30, 2007,
and 40,000,000 at March 31, 2007; issued 37,414,091,
37,401,023, 37,404,087, 37,345,661 and 37,342,031 shares at
March 31, 2008, December 31, 2007, September 30, 2007,
June 30, 2007, and March 31, 2007, respectively)	374	374	374	373	373
Additional paid-in capital	441,405	441,201	440,655	439,450	439,164
Retained earnings	504,861	505,260	475,208	463,359	448,855
Accumulated other comprehensive income (loss)	15,511	7,597	120	(12,028)	(3,690)
Less: 2,734,281, 2,785,573, 1,809,035, 1,442,588 and 818,372 shares of treasury stock, at cost, at March 31, 2008, December 31, 2007,
September 30,2007, June 30, 2007 and March 31, 2007, respectively	(90,104)	(92,063)	(61,454)	(48,837)	(28,000)
Total stockholders' equity	872,047	862,369	854,903	842,317	856,702

Total liabilities and stockholders' equity	$8,090,356	$7,834,703	$8,000,496	$7,921,308	$7,887,787

    MB FINANCIAL, INC. & SUBSIDIARIES
    CONSOLIDATED STATEMENTS OF INCOME
    (Amounts in thousands, except common share data)
    (Unaudited)
	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007
Interest income:
Loans	$ 93,877	$ 100,802	$ 101,488	$ 96,793	$ 93,933
Investment securities available for sale:
Taxable	9,971	10,181	11,983	13,163	14,348
Nontaxable	3,753	3,649	3,586	3,325	3,302
Federal funds sold	95	95	52	67	235
Other interest bearing accounts	106	102	63	49	50
Total interest income	107,802	114,829	117,172	113,397	111,868
Interest expense:
Deposits	40,849	45,917	47,942	46,337	45,453
Short-term borrowings	7,867	9,729	9,617	9,390	8,618
Long-term borrowings and junior subordinated notes	5,623	5,211	5,530	5,316	5,900
Total interest expense	54,339	60,857	63,089	61,043	59,971
Net interest income	53,463	53,972	54,083	52,354	51,897
Provision for loan losses	22,540	8,000	4,500	3,000	3,813
Net interest income after provision for loan losses	30,923	45,972	49,583	49,354	48,084
Other income:
Loan service fees	2,470	2,080	1,253	1,388	1,537
Deposit service fees	6,530	6,635	6,501	5,624	5,158
Lease financing, net	3,867	4,155	3,952	3,744	3,996
Brokerage fees	985	1,846	2,067	3,216	2,452
Trust and asset management fees	2,220	2,101	2,490	2,666	3,190
Net (loss) gain on sale of investment securities	1,105	(1,529)	(114)	(2,077)	(24)
Increase in cash surrender value of life insurance	1,606	1,225	1,288	1,269	1,221
Net gain (loss) on sale of other assets	(306)	723	293	9,059	22
Merchant card processing	4,530	4,293	4,131	4,045	3,878
Other operating income	1,530	1,452	1,398	1,786	1,514
	24,537	22,981	23,259	30,720	22,944
Other expense:
Salaries and employee benefits	26,994	32,837	27,398	26,813	24,999
Occupancy and equipment expense	7,525	7,733	6,928	7,054	7,200
Computer services expense	1,916	1,949	1,846	1,857	1,817
Advertising and marketing expense	1,316	962	1,214	1,444	1,410
Professional and legal expense	306	2,776	593	656	530
Brokerage fee expense	209	432	918	1,403	1,271
Telecommunication expense	762	757	681	689	681
Other intangibles amortization expense	815	871	874	878	881
Merchant card processing	3,926	3,815	3,487	3,474	3,270
Charitable contributions	15	1,512	31	3,034	109
Other operating expenses	4,440	5,486	4,857	4,771	4,638
	48,224	59,130	48,827	52,073	46,806
Income before income taxes	7,236	9,823	24,015	28,001	24,222
Income taxes	1,412	1,890	6,709	8,394	7,043
Income from continuing operations	$ 5,824	$ 7,933	$ 17,306	$ 19,607	$ 17,179
Discontinued operations
Income (loss) from discontinued operations before income taxes	-	(741)	1,499	1,803	1,429
Gain on disposal of discontinued operations before income taxes	-	46,485	-	-	-
Income before income taxes	-	45,744	1,499	1,803	1,429
Income taxes	-	17,281	500	369	487
Income from discontinued operations	-	28,463	999	1,434	942
Net income	$ 5,824	$ 36,396	$ 18,305	$ 21,041	$ 18,121

Three months ended
	March 31,	December 31,	September 30,	June 30,	March, 31
	2008	2007	2007	2007	2007
Common share data:
Basic earnings per common share from continuing operations	$ 0.17	$ 0.23	$ 0.48	$ 0.54	$ 0.47
Basic earnings per common share from discontinued operations	$ -	$ 0.81	$ 0.03	$ 0.04	$ 0.02
Basic earnings per common share	$ 0.17	$ 1.04	$ 0.51	$ 0.58	$ 0.49
Diluted earnings per common share from continuing operations	$ 0.17	$ 0.22	$ 0.48	$ 0.53	$ 0.46
Diluted earnings per common share from discontinued operations	$ -	$ 0.80	$ 0.03	$ 0.04	$ 0.03
Diluted earnings per common share	$ 0.17	$ 1.02	$ 0.51	$ 0.57	$ 0.49
Weighted average common shares outstanding	34,620,435	35,095,301	35,733,165	36,239,731	36,630,323
Diluted weighted average common shares outstanding	34,994,731	35,536,449	36,213,532	36,744,473	37,180,928

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007

Performance Ratios (continuing operations):
Annualized return on average assets	0.30%	0.40%	0.86%	1.00%	0.88%
Annualized return on average equity	2.66	3.68	8.10	9.25	8.18
Annualized return on average tangible equity (1)	5.28	7.32	15.72	17.87	15.85
Net interest rate spread	2.75	2.76	2.81	2.79	2.80
Efficiency ratio (2)	61.07	73.46	61.47	59.86	60.98
Net interest margin	3.10	3.16	3.22	3.20	3.21
Tax equivalent effect	0.12	0.12	0.12	0.11	0.12
Net interest margin – fully tax equivalent basis (3)	3.22	3.28	3.34	3.31	3.33

Performance Ratios (total):
Annualized return on average assets	0.30%	1.82%	0.91%	1.07%	0.93%
Annualized return on average equity	2.66	16.86	8.57	9.93	8.63
Annualized return on average tangible equity (1)	5.28	31.83	16.60	19.14	16.69
Net interest rate spread	2.75	2.76	2.81	2.80	2.82
Efficiency ratio (2)	61.07	47.60	61.29	59.44	60.71
Net interest margin	3.10	3.17	3.24	3.22	3.24
Tax equivalent effect	0.12	0.12	0.12	0.12	0.11
Net interest margin – fully tax equivalent basis (3)	3.22	3.29	3.36	3.34	3.35

Asset Quality Ratios:
Non-performing loans to total loans	0.87%	0.44%	0.44%	0.42%	0.46%
Non-performing assets to total assets	0.65	0.33	0.31	0.28	0.30
Allowance for loan losses to total loans	1.35	1.16	1.14	1.14	1.16
Allowance for loan losses to non-performing loans	154.79	266.17	255.73	270.92	252.80
Net loan charge-offs to average loans (annualized)	0.63	0.29	0.18	0.21	0.33

Capital Ratios:
Tangible equity to assets (4)	6.20%	6.28%	6.03%	5.92%	6.13%
Equity to total assets	10.78	11.01	10.69	10.63	10.86
Book value per share (5)	25.15	24.91	24.02	23.46	23.46
Less: goodwill and other intangible assets, net of
tax benefit, per common share	11.39	11.43	11.13	11.05	10.88
Tangible book value per share (6)	13.76	13.48	12.89	12.41	12.58

Total capital (to risk–weighted assets)	11.81%	11.58%	11.83%	11.62%	11.89%
Tier 1 capital (to risk-weighted assets)	9.78	9.75	10.31	10.09	10.58
Tier 1 capital (to average assets)	8.29	8.18	8.61	8.25	8.50

(1)
Net cash flow available to stockholders (net income or net income on continuing operations, as appropriate, plus other intangibles amortization expense, net of tax benefit) / Average tangible equity (average equity less average goodwill and average other intangibles, net of tax benefit)

(2)	Equals total other expense divided by the sum of net interest income on a fully tax equivalent basis and total other income less net gains (losses) on securities available for sale.
(3)	Represents net interest income, on a fully tax equivalent basis assuming a 35% tax rate, as a percentage of average interest earning assets.
(4)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by total assets less goodwill and other intangibles, net of tax benefit.
(5)	Equals total ending stockholders’ equity divided by common shares outstanding.
(6)	Equals total ending stockholders’ equity less goodwill and other intangibles, net of tax benefit, divided by common shares outstanding.

NON-GAAP FINANCIAL INFORMATION

This press release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (GAAP).  These measures include net interest income on a fully tax equivalent basis, net interest margin on a fully tax equivalent basis, tangible equity to assets ratio, tangible book value per share, and annualized cash return on average tangible equity.  Our management uses these non-GAAP measures in its analysis of our performance.  The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 35% tax rate.  Management believes that it is a standard practice in the banking industry to present net interest income and net interest margin on a fully tax equivalent basis, and accordingly believes that providing these measures may be useful for peer comparison purposes.  The other measures exclude the ending balances of acquisition-related goodwill and other intangible assets, net of tax benefit, in determining tangible stockholders’ equity.  Management believes the presentation of these other financial measures excluding the impact of such items provides useful supplemental information that is helpful in understanding our financial results, as they provide a method to assess management’s success in utilizing our tangible capital.  These disclosures should not be viewed as substitutes for the results determined to be in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

The following table presents a reconciliation of tangible equity to stockholders’ equity (in thousands):

	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007

Stockholders’ equity – as reported	$872,047	$862,369	$854,903	$842,317	$856,702
Less: goodwill	379,047	379,047	379,047	379,047	379,047
Less: other intangible assets, net of tax benefit	15,949	16,479	17,045	17,613	18,184
Tangible equity	$477,051	$466,843	$458,811	$445,657	$459,471

The following table presents a reconciliation of average tangible equity to average stockholders’ equity (in thousands):

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007

Average Stockholders’ equity – as reported	$ 879,056	$ 856,362	$ 847,326	$ 849,816	$ 851,785
Less: average goodwill	379,047	379,047	379,047	379,047	379,047
Less: average other intangible assets, net of tax benefit	16,131	16,671	17,245	17,805	18,396
Average tangible equity	$ 483,878	$ 460,644	$ 451,034	$ 452,964	$ 454,342

The following table presents a reconciliation of net cash flow available to stockholders to net income from continuing operations (in thousands):

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007

Net income – as reported	$ 5,824	$ 7,933	$ 17,306	$ 19,607	$ 17,179
Add: other intangible amortization
expense, net of tax benefit	530	566	568	571	573
Net cash flow available to stockholders	$ 6,354	$ 8,499	$ 17,874	$ 20,178	$ 17,752

The following table presents a reconciliation of net cash flow available to stockholders to net income (in thousands):

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2008	2007	2007	2007	2007

Net income – as reported	$ 5,824	$ 36,396	$ 18,305	$ 21,041	$ 18,121
Add: other intangible amortization
expense, net of tax benefit	530	566	568	571	573
Net cash flow available to stockholders	$ 6,354	$ 36,962	$ 18,873	$ 21,612	$ 18,694

Reconciliations of net interest income on a fully tax equivalent basis to net interest income and net interest margin on a fully tax equivalent basis to net interest margin are contained in the tables under “Net Interest Margin.”  A reconciliation of tangible book value per share to book value per share is contained in the “Selected Financial Ratios” table.

NET INTEREST MARGIN

The following table presents, for the periods indicated, the total dollar amount of interest income from average interest earning assets and the resultant yields, as well as the interest expense on average interest bearing liabilities, and the resultant costs, expressed both in dollars and rates (dollars in thousands):

	Three Months Ended March 31,						Three Months Ended December 31,
	2008			2007			2007
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate

Interest Earning Assets:
Loans (1) (2):
Commercial related credits
Commercial	$ 1,365,694	$ 22,771	6.60%	$ 1,031,079	$ 20,406	7.92%	$ 1,270,259	$ 24,523	7.55%
Commercial – nontaxable (3)	7,560	141	7.38	15,168	336	8.86	7,237	136	7.35
Commercial loans collateralized by assignment of lease payments	555,076	9,411	6.78	387,006	6,613	6.84	482,851	8,214	6.80
Real estate commercial	2,003,039	32,969	6.51	1,811,729	32,944	7.27	1,954,755	35,022	7.01
Real estate construction	827,220	14,124	6.75	853,203	18,186	8.53	837,266	17,367	8.12
Total commercial related credits	4,758,589	79,416	6.60	4,098,185	78,485	7.66	4,552,368	85,262	7.33
Other loans
Real estate residential	373,989	5,587	5.98	351,668	5,294	6.02	365,441	5,553	6.08
Home equity	348,789	5,082	5.86	370,708	7,044	7.71	345,278	6,105	7.01
Indirect	152,774	3,028	7.97	114,317	2,214	7.85	144,939	3,016	8.26
Consumer loans	53,505	813	6.11	54,939	1,014	7.49	51,404	914	7.05
Total other loans	929,057	14,510	6.28	891,632	15,566	7.08	907,062	15,588	6.82

Total loans	5,687,646	93,926	6.64	4,989,817	94,051	7.64	5,459,430	100,850	7.33

Taxable investment securities	819,845	9,971	4.86	1,183,744	14,348	4.85	896,613	10,181	4.54
Investments securities exempt from federal income taxes (3)	401,207	5,774	5.69	360,015	5,080	5.64	391,272	5,614	5.61
Federal funds sold	15,220	95	2.47	18,003	235	5.22	8,253	95	4.50
Other interest bearing deposits	15,387	106	2.77	6,579	50	3.08	11,075	102	3.65
Total interest earning assets	6,939,305	109,872	6.37	6,558,158	113,764	7.04	6,766,643	116,842	6.85
Assets held for sale	-			387,919			220,281
Non-interest earning assets	925,512			933,684			931,324
Total assets	$ 7,864,817			$ 7,879,761			$ 7,918,248

Interest Bearing Liabilities:
Core funding:
Money market and NOW accounts	1,234,965	6,602	2.15	1,070,252	7,730	2.93	1,299,002	9,615	2.94
Savings accounts	388,956	443	0.46	459,109	864	0.76	398,589	611	0.61
Certificates of deposit	2,218,570	24,899	4.51	2,325,728	27,582	4.81	2,194,238	25,953	4.69
Customer repos	334,464	1,830	2.20	309,051	2,893	3.80	361,524	2,932	3.22
Total core funding	4,176,955	33,774	3.25	4,164,140	39,069	3.81	4,253,353	39,111	3.65

Wholesale funding:
Public funds	282,793	3,013	4.29	257,445	3,320	5.23	302,206	3,834	5.03
Brokered accounts (includes fee expense)	516,841	5,892	4.59	489,449	5,957	4.94	458,278	5,904	5.11
Other short-term borrowings	605,282	6,037	4.01	435,620	5,725	5.33	532,206	6,797	5.07
Long-term borrowings	461,053	5,623	4.82	394,780	5,900	5.98	354,309	5,211	5.76
Total wholesale funding	1,865,969	20,565	4.43	1,577,294	20,902	5.37	1,646,999	21,746	5.24
Total interest bearing liabilities	$ 6,042,924	54,339	3.62	$ 5,741,434	59,971	4.24	$ 5,900,352	60,857	4.09
Non-interest bearing deposits	839,386			859,141			870,300
Liabilities held for sale	-			356,299			200,462
Other non-interest bearing liabilities	103,451			71,102			90,772
Stockholders’ equity	879,056			851,785			856,362
Total liabilities and stockholders’ equity	$ 7,864,817			$ 7,879,761			$ 7,918,248
Net interest income/interest rate spread (4)		$ 55,533	2.75%		$ 53,793	2.80%		$ 55,985	2.76%
Taxable equivalent adjustment		2,070			1,896			2,013
Net interest income, as reported		$ 53,463			$ 51,897			$ 53,972
Net interest margin (5)			3.10%			3.21%			3.16%
Tax equivalent effect			0.12%			0.12%			0.12%
Net interest margin on a fully tax equivalent basis (5)			3.22%			3.33%			3.28%
(1)	Non-accrual loans are included in average loans.
(2)
Interest income includes amortization of deferred loan origination fees of $2.0 million, $1.7 million and $2.0 million for the three months ended March 31, 2008, March 31, 2007, and December 31, 2007, respectively.

(3)	Non-taxable loan and investment income is presented on a fully tax equivalent basis assuming a 35% tax rate.
(4)
Interest rate spread represents the difference between the average yield on interest earning assets and the average cost of interest bearing liabilities and is presented on a fully tax equivalent basis.

(5)	Net interest margin represents net interest income as a percentage of average interest earning assets.